STOCK AWARD AGREEMENT

PURSUANT TO THE
TF FINANCIAL CORPORATION

2011 DIRECTORS STOCK COMPENSATION PLAN

This Agreement shall constitute an award of Stock (“Award”) for a total of ____ shares of Common Stock of TF Financial Corporation (the “Corporation”), which is hereby granted to ________ (the “Participant”) on ________ __, ____ (“Grant Date”) and in all respects subject to the terms, definitions and provisions of the 2011 Directors Stock Compensation Plan (the “Plan”) adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

1.           Purchase Price.  The purchase price for each share of Common Stock awarded by this Agreement is $0.00.

2.           Vesting of Plan Awards.  The Award of such Common Stock shall be deemed 100% earned and non-forfeitable as of the Grant Date.

This Award is for a number of shares with a fair market value on such Grant Date that is equal to the quarterly retainer (“Retainer”) then in effect and payable to such Participant for his or her service as a member of the Board of the Corporation, including any additional compensation as Chairman or Vice Chairman, as applicable, rounded down to the nearest whole share.

3.           Withholdings and Reporting.  The Corporation shall make such withholdings for taxes as it may be required prior to the distribution of such Award.  The Participant shall be responsible for filing SEC Form 4 reports, if applicable, with respect to each such Award.

4.           Restrictions on Awards.  The Award may not be delivered to the Participant if the issuance of the common stock pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the Participant’s receipt of this Award, the Corporation may require the Participant to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

5.           Voting of Stock Awards.  The Shares shall carry full voting and dividend rights in favor of the holder of record from such Grant Date.

6.           Other Restrictions on Awards.  This Award shall be subject to such other restrictions and limitations as are contained in the Plan or as determined by the Committee administering such Plan.

7.           Registration of Shares.  Unless the Participant requests, with the Committee's consent, or the Committee determines otherwise, Awards shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Participant by the Corporation’s transfer agent within 45 days of such Grant Date; and in the event that an alternative form of delivery shall be utilized, then such delivery will also be made within such 45 day period. The Committee shall make such arrangements for control of Shares  or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce any transfer restriction deemed appropriate by the Committee and other provisions.

8.           Adjustments in the Event of Business Reorganization.  In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of Shares in the aggregate to all eligible directors and individually to any one eligible director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed Shares. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, grants of Shares (including, without limitation, cancellation of awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Shares using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any parent or subsidiary or the financial statements of the Corporation or any parent or subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

**THE REMAINDER OF THIS PAGE IS INTENTIONAL BLANK**

Authorized by action of the Plan Committee for the TF Financial Corporation 2011 Directors Stock Compensation Plan.

TF Financial Corporation

Date of Grant:	________________	By:

Attest:

[SEAL]

RECIPIENT ACKNOWLEDGEMENT

Date